UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934

Check the appropriate box:

Preliminary Information Statement
☐	Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SUNSHINE BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

SUNSHINE BIOPHARMA, INC.

NOTICE OF ACTION BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF SUNSHINE BIOPHARMA, INC.:

NOTICE IS HEREBY GIVEN that on April 19, 2010, Sunshine Biopharma, Inc., a Colorado corporation (the “Company,” “Sunshine,” “we,” “us,” or “our”), obtained written consent from stockholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote on the following action:

To amend our Articles of Incorporation to increase or authorized capital stock from 50,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, to 200,000,000 shares of Common Stock having a par value of $.001 per share and 5,000,000 shares of Preferred Stock, $.10 par value per share.

The details of the foregoing action and other important information are set forth in the accompanying Information Statement.  The board of directors of the Company (“Board of Directors”) has unanimously approved the above amendment to our Articles of incorporation (the “Amendment”).

Under Section 7-107-104(1)(b) of the Colorado Business Corporations Act (“CBCA”), if authorized under a Company’s Articles of Incorporation, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  Our Articles of Incorporation provide for this provision.  On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing actions. No other vote or stockholder action is required. Under Colorado law, no dissenters’ or appraisal rights are afforded to our stockholders as a result of the prior stockholder approval of the actions described above which are described in detail in the accompanying Information Statement.

Please read this Information Statement carefully and in its entirety.  Although you will not have an opportunity to vote on the approval of amendment to the Articles of Incorporation to increase the authorized capital stock of the Company, this Information Statement contains important information about these actions.

We Are Not Asking You For A Proxy
And You Are Requested Not To Send Us A Proxy.

This information statement is being mailed on or about June __, 2010 to all stockholders of record as of April 19, 2010.

By Order of the Board of Directors

Dr. Steve N. Slilaty, Chief Executive Officer

SUNSHINE BIOPHARMA, INC.
6100 Royalmount Ave.
Montreal, Quebec, Canada  H4P 2R2
(514) 496-5197

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And
You Are Requested Not To Send Us A Proxy.

General Information

This Information Statement is being furnished to our stockholders in connection with the actions taken by our Board of Directors and the written consent of the holders of a majority of our outstanding voting securities with respect to the actions described below.  On April 19, 2010, pursuant to Section 7-108-202 of the CBCA, our Board of Directors unanimously approved these actions, subject to stockholder approval.  In accordance with Section 7-107-204(1)(b) of the CBCA, on or about April 19, 2010, we received written consents in lieu of a meeting from three stockholders beneficially holding 36,523,061 of our voting shares (“Majority Stockholders”), representing approximately 78.3% of the 46,660,007 total shares eligible to vote as of April 19, 2010 (“Record Date”), to approve an amendment to our Articles of Incorporation, as amended, substantially in the form attached as Exhibit "A" to this Information Statement  (the "Amendment").  The purpose of the Amendment is to increase our authorized capital stock from 51,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.001 per share and 1,000,000 shares of Preferred Stock, having a par value of $0.10 per share, to 205,000,000 shares of authorized capital, consisting of 200,000,000 shares of Common Stock having a par value of $0.001 per share and 5,000,000 shares of Preferred Stock, having a par value of $0.10 per share.  A copy of the written consent is attached hereto as Exhibit “B.”  This Information Statement is being sent to our stockholders to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall constitute notice to our stockholders of action taken by written stockholder consent.

We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting.  Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

Shareholders of record at the close of business on April 19, 2010 (the "Record Date") are entitled to receive this Information Statement.  As the Amendment has been duly approved by shareholders holding a majority of our voting capital stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The Amendment will become effective when filed with the Secretary of State of the State of Colorado.  We anticipate that the filing of the Amendment will occur after dissemination of this Information Statement to our shareholders, which is expected to occur on or about June __, 2010.

We Are Not Asking You For A Proxy And You
Are Requested Not To Send Us A Proxy

The date of this Information Statement is June __, 2010

Amendment to Articles of Incorporation

On April 19, 2010, our Board of Directors, by written unanimous consent, authorized and recommended that our shareholders approve the Amendment. Also on April 19, 2010, shareholders representing a majority of our voting capital stock outstanding consented in writing to the Amendment.  The purpose of the Amendment is to increase our authorized capital stock from 51,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.001 per share and 1,000,000 shares of Preferred Stock (consisting of 150,000 shares of Preferred Stock and 850,000 shares of Series “A” Preferred Stock), having a par value of $0.10 per share, to 205,000,000 shares of authorized capital, consisting of 200,000,000 shares of Common Stock having a par value of $0.001 per share and 5,000,000 shares of Preferred Stock (consisting of 4,150,000 shares of Preferred Stock and 850,000 shares of Series “A” Preferred Stock), having a par value of $0.10 per share.

The Amendment will become effective upon filing of Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”), attached hereto as Exhibit “A,” with the Secretary of State of the State of Colorado, but our Board of Directors reserves the right to not make such filing if it deems it appropriate not to do so.

Purpose and Effect of the Increase in Authorized Capitalization
(the “Increase in Authorized Capitalization”)

As of the date of this Information Statement the Company has 1,664,993 shares of its authorized Common Stock and 150,000 shares of its authorized Preferred Stock available for issuance.  The Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future financings, possible future acquisition transactions, possible future awards under employee benefit plans, stock dividends, stock splits and other corporate purposes.  Therefore, the Board of Directors approved the Increase in Authorized Capitalization as a means of providing it with the flexibility to act with respect to the issuance of Common Stock or Preferred Stock or securities exercisable for, or convertible into, Common Stock or Preferred Stock in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Articles of Incorporation at that time.

The Increase in Authorized Capitalization will not have any immediate effect on the rights of existing stockholders.  However, under the laws of the State of Colorado, authorized, unissued and unreserved shares may be issued for such consideration (not less than par value) and for such purposes as the Board of Directors may determine without further action by the stockholders.  The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing stockholders.

Our Board of Directors expects to undertake a private equity offering of our securities in the near future for the primary purpose of providing capital to allow us to begin regulatory approval from the U.S. Food and Drug Administration on our new drug.  As of the date of this Information Statement, while our management is in discussions with various entities to provide or assist us in raising this capital, no definitive agreement has been reached with any investment banking firm, underwriter or any other source of equity capital to provide or assist us with this potential offering.  However, it is anticipated that the per share price of any offering we undertake will be related to the then current price of our Common Stock as currently traded on the OTC Bulletin Board.  Unless we take action to increase our authorized capital we will be prohibited from pursuing any future equity capital.  The Board of Directors has no other current plans to authorize the issuance of additional shares of Common Stock or Preferred Stock or securities exercisable for, or convertible into, Common Stock or Preferred Stock. The approval of the Increase in Authorized Capitalization will give the Board of Directors more flexibility to pursue opportunities to engage in possible future financing transactions involving Common Stock or Preferred Stock or securities convertible into Common Stock or Preferred Stock.  However, at this time, no decision to proceed with any such transaction has been made and no determination as to the type or amount of securities that might be offered has been made, should a possible future transaction be pursued.

Certain Effects of the Increase in Authorized Capitalization

The Increase in Authorized Capitalization was not approved as a means of preventing or dissuading a change in control or a takeover of the Company.  However, use of these shares for such a purpose is possible.  For example, shares of authorized but unissued Common Stock or authorized but unissued Preferred Stock could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal.  In addition, the Increase in Authorized Capitalization may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful.  The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of capital stock of the Company.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for Common Stock.  Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.  The Increase in Authorized Capitalization does not change the terms of the Common Stock or Preferred Stock as set forth in the Company’s Articles of Incorporation, as amended.  The additional shares of Common Stock authorized by the Increase in Authorized Capitalization Stock will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the shares of Common Stock now authorized.

For this reason our Board of Directors has chosen to adopt and recommend the Increase in Authorized Capitalization.

Manner of Effecting the Amendments

The Amendment will be effected by the filing of Articles of Amendment to our Articles of Incorporation, as amended, with the Secretary of State of the State of Colorado.  The Amendment will become effective on the date of filing of the Articles of Amendment unless we specify otherwise (the "Effective Date").

Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.  All certificates heretofore issued will continue to represent fully paid and non-assessable shares of the Common Stock and/or Preferred Stock of the Company.  The Amendment will not change any of the terms of our Common Stock or Preferred Stock and holders thereof will have the same voting rights and rights to dividends and distributions and each shareholder's percentage ownership of Company will not be altered.

A copy of the Articles of Amendment to our Articles of Incorporation is attached to this Information Statement as Exhibit “A.”

Appraisal Rights and Vote Required

No Rights of Appraisal

Under the laws of the State of Colorado, shareholders are not entitled to appraisal rights with respect to approval of the Amendment and we will not independently provide shareholders with any such right.

Vote Required

The Amendment requires the approval of the holders of a majority of the shares entitled to vote at a shareholder meeting on the Record Date of April 19, 2010.  Holders of our Common Stock are entitled to one vote per share and holders of our Series “A” Convertible Preferred Stock are entitled to twenty votes per share on all matters submitted to a vote.  There were 29,660,007 shares of our Common Stock and 850,000 shares of Series “A” Convertible Preferred Stock issued and outstanding as of the Record Date.  Each share of Preferred Stock is convertible into 20 shares of Common Stock at the election of the holder.  On that date, shareholders representing 36,523,061 shares (78.3%) entitled to vote at a meeting, which is a majority of the shares outstanding, consented in writing to the Amendment.

Security Ownership Of Certain
Beneficial Owners And Management

The following table sets forth certain information regarding ownership of our Company's Common Stock as of April 19, 2010, the Record Date by (i) each person known to the Company to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group.  Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next sixty days.  Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member.  Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common	Dr. Steve N. Slilaty(1) 579 rue Lajeunesse Laval, Quebec Canada H7X 3K4	34,343,567(2)	73.6%

Common	Michele Di Turi(1) 3100 Boulevard Des Gouverneurs Laval, Quebec Canada H7E 5J3	1,945,121(3)	4.2%

Common	Camille Sebaaly(1) 14464 Gouin W, #B Montreal, Quebec Canada H9H 1B1	234,373	*

Common	All Officers and Directors As a Group (3 persons)	36,523,061(2) (3)	78.3%
_________________________
*	Less than 1%
(1)	Officer and Director of our Company.
(2)
Includes 17,109,194 shares held in the name of Advanomics Corporation and 850,000 shares of Series “A” Convertible Preferred Stock that is convertible into 17,000,000 shares of Common Stock held in the name of Advanomics Corporation. Dr. Slilaty is an officer, director and principal shareholder of Advanomics Corporation.

(3)	Includes 1,710,748 shares held in the name of Sunshine Bio Investments, Inc. Mr. Di Turi is President of Sunshine Bio Investments, Inc. and as such controls the disposition of these shares.

Other Matters

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

As required by Item 13(a) of Schedule 14A, copies of our Transitional Form 10-K for the transitional period ended December 31, 2009, which includes our audited financial statements for our fiscal year ended December 31, 2009 and our Form 10-Q for the three month period ended March 31, 2010 and which includes our unaudited financial statements for the three months ended March 31, 2010 and 2009, are attached hereto and incorporated by referenced herein as if set forth.

Interests Of Certain Persons In Or Opposition To Matters Acted Upon

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company.  No director of the Company opposed the action taken by the Company set forth in this Information Statement.

Proposal By Security Holders

No security holder has requested the Company to include any proposal in this Information Statement.

Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q (the “1934 Act filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the 1934 Act Filings of issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Expense of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.  It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

Delivery of Documents to Security Holders Sharing an Address

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.  The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement.  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

Company Contact Information

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Sunshine Biopharma, Inc.
6100 Royalmount Avenue
Montreal, Quebec, Canada  H4P 2R2
(514) 496-5197

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Steve N. Slilaty, Chief Executive Officer